Exhibit 99.3

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands, except shares and per share data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$99,368	$98,584
Short-term investments	—	17,914
Accounts receivable, net	181,729	168,783
Inventories	67,240	65,406
Prepaids and other current assets	18,083	16,375

Total current assets	366,420	367,062
Property and equipment, net	464,565	425,313
Intangible assets, net	1,909,124	1,920,880
Goodwill	706,615	706,615
Other assets, net	70,688	72,329

Total assets	$3,517,412	$3,492,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt and lease obligations payable within one year	$12,543	$3,917
Tax receivable agreement payments payable within one year	7,400	12,600
Accounts payable	87,502	85,667
Customer trade allowances	67,952	62,194
Accrued expenses and other current liabilities	27,837	59,933

Total current liabilities	203,234	224,311
Long-term debt and lease obligations	982,046	999,089
Tax receivable agreement obligations	117,157	123,092
Deferred tax liability	361,928	347,030
Other long-term liabilities	1,302	1,593

Total liabilities	1,665,667	1,695,115

Commitments and Contingencies (Note 9)
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 143,184,870 shares issued and 132,859,461 shares outstanding as of June 30, 2023 and 142,650,344 shares issued and 133,117,224 shares outstanding as of December 31, 2022	14	14
Additional paid in capital	1,315,418	1,311,629
Accumulated other comprehensive income	34,602	35,078
Retained earnings	710,370	639,595
Treasury stock	(208,659)	(189,232)

Stockholders’ equity	1,851,745	1,797,084

Total liabilities and stockholders’ equity	$3,517,412	$3,492,199

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net revenue	$352,360	$340,472	$697,763	$672,523
Cost of goods sold	226,366	227,772	451,052	444,199

Gross profit	125,994	112,700	246,711	228,324

Operating costs and expenses:
Advertising and marketing	20,176	15,587	34,075	27,537
Selling	10,025	10,137	20,674	19,914
General and administrative	28,196	30,127	56,394	59,799
Amortization of customer relationships	5,878	5,878	11,756	11,756

Total operating costs and expenses	64,275	61,729	122,899	119,006

Operating income	61,719	50,971	123,812	109,318
Other (income) expense
Interest expense, net	10,283	9,741	20,468	19,407
Loss on modification and extinguishment of debt	7,472	—	7,472	—
Other (income) expense	68	(507)	249	(71)

Total other (income) expense	17,823	9,234	28,189	19,336

Income before income taxes	43,896	41,737	95,623	89,982
Income tax expense	11,410	11,261	24,848	24,948

Net income	$32,486	$30,476	$70,775	$65,034

Earnings per Class A share:
Basic	$0.24	$0.22	$0.53	$0.47
Diluted	$0.24	$0.22	$0.53	$0.47
Weighted-average shares outstanding:
Basic	133,076,763	137,909,156	133,298,117	138,255,803
Diluted	134,211,771	138,958,242	134,371,034	139,263,303

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income	$32,486	$30,476	$70,775	$65,034
Other comprehensive income:
Unrealized gain on interest rate swap and foreign currency contracts designated as a cash flow hedge	12,308	6,327	9,295	29,983
Reclassification into net income	(5,407)	823	(9,939)	1,885
Income tax benefit (expense)	(1,798)	(1,877)	168	(8,369)

Comprehensive income	$37,589	$35,749	$70,299	$88,533

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited, amounts in thousands)

				Accumulated
			Additional	Other				Total
	Class A Voting		Paid-in	Comprehensive	Retained			Stockholders’
	Common Stock		Capital	Income (Loss)	Earnings	Treasury Stock		Equity
	Shares	Amount				Shares	Amount
Balance-December 31, 2022	133,117	$14	$1,311,629	$35,078	$639,595	9,533	$(189,232)	$1,797,084
Comprehensive income	—	—	—	(5,579)	38,289	—	—	32,710
Share-based compensation	324	—	3,011	—	—	—	—	3,011
Exercise of employee stock options	125	—	2,112	—	—	—	—	2,112
Payment of taxes for employee stock awards	—	—	(5,461)	—	—	—	—	(5,461)
Repurchase of common stock	(561)	—	—	—	—	561	(13,669)	(13,669)

Balance-March 31, 2023	133,005	$14	$1,311,291	$29,499	$677,884	10,094	$(202,901)	$1,815,787

Comprehensive income	—	—	—	5,103	32,486	—	—	37,589
Share-based compensation	19	—	3,527	—	—	—	—	3,527
Exercise of employee stock options and ESPP awards	67	—	1,053	—	—	—	—	1,053
Payment of taxes for employee stock awards	—	—	(453)	—	—	—	—	(453)
Repurchase of common stock, including excise tax	(232)	—	—	—	—	232	(5,758)	(5,758)

Balance-June 30, 2023	132,859	$14	$1,315,418	$34,602	$710,370	10,326	$(208,659)	$1,851,745

				Accumulated
			Additional	Other				Total
	Class A Voting		Paid-in	Comprehensive	Retained			Stockholders’
	Common Stock		Capital	Income (Loss)	Earnings	Treasury Stock		Equity
	Shares	Amount				Shares	Amount
Balance-December 31, 2021	138,279	$14	$1,303,254	$(506)	$475,400	3,753	$(59,172)	$1,718,990
Comprehensive income	—	—	—	18,226	34,558	—	—	52,784
Share-based compensation	350	—	2,339	—	—	—	—	2,339
Exercise of employee stock options	105	—	1,662	—	—	—	—	1,662
Payment of taxes for employee stock awards	—	—	(5,216)	—	—	—	—	(5,216)
Repurchase of common stock	(459)	—	—	—	—	459	(9,680)	(9,680)

Balance-March 31, 2022	138,275	$14	$1,302,039	$17,720	$509,958	4,212	$(68,852)	$1,760,879

Comprehensive income (loss)	—	—	—	5,273	30,476	—	—	35,749
Share-based compensation	23	—	2,648	—	—	—	—	2,648
Exercise of employee stock options	37	—	579	—	—	—	—	579
Payment of taxes for employee stock awards	—	—	(296)	—	—	—	—	(296)
Repurchase of common stock	(1,848)	—	—	—	—	1,848	(38,826)	(38,826)

Balance-June 30, 2022	136,487	$14	$1,304,970	$22,993	$540,434	6,060	$(107,678)	$1,760,733

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Six Months Ended
	June 30, 2023	June 30, 2022
Operating activities
Net income	$70,775	$65,034
Depreciation and amortization	30,054	27,951
Debt discount amortization	530	615
Unrealized foreign exchange gains	(153)	(217)
Loss on debt extinguishment	721	—
Non-cash lease expense	129	247
Share-based compensation	6,538	4,987
Realized and unrealized gains on short-term investments	(86)	—
Deferred taxes	15,066	10,374
Change in operating assets and liabilities:
Accounts receivable	(12,863)	(30,600)
Inventories	(1,834)	(7,996)
Prepaids and other current assets	5,243	(131)
Accounts payable and accrued expenses	(31,489)	8,967
Customer trade allowances	5,717	7,934

Net cash provided by operating activities	88,348	87,165
Investing activities
Purchases of property and equipment	(55,161)	(36,302)
Acquisition of short-term investments	—	(20,918)
Proceeds from maturity of short-term investments	18,000	—
Acquisition and development of software assets	(3,005)	(5,607)

Net cash used in investing activities	(40,166)	(62,827)

Financing activities
Repayments of long-term debt and lease obligations	—	(5,584)
Debt fees paid	(10,306)	—
Proceeds from origination of long-term debt	336,663	—
Payments related to settlement of long-term debt	(334,883)	—
Collateral payments	(5,980)	—
Repurchase of common stock	(19,427)	(48,506)
Tax payments related to issuance of shares to employees	(5,914)	(5,512)
Cash received from exercise of options and warrants	3,165	2,241
Payments on tax receivable agreement	(11,135)	(9,313)

Net cash used in financing activities	(47,817)	(66,674)

Effect of exchange rate changes on cash and cash equivalents	419	8

Net increase (decrease) in cash and cash equivalents	784	(42,328)

Cash and cash equivalents at beginning of period	98,584	249,159

Cash and cash equivalents at end of period	$99,368	$206,831

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest, net of amounts capitalized	$28,077	$18,599
Net taxes paid	$11,496	$11,489
Supplemental disclosure of non-cash investing:
Accrued capital expenditures	$9,421	$6,358

See accompanying notes to the unaudited condensed consolidated financial statements.

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Description of Business

Hostess Brands, Inc. is a Delaware corporation headquartered in Lenexa, Kansas. The condensed consolidated financial statements include the accounts of Hostess Brands, Inc. and its subsidiaries (collectively, the “Company”). The Company is a leading sweet snacks company focused on developing, manufacturing, marketing, selling and distributing snacks in North America primarily under the Hostess® and Voortman® brands. The Company produces a variety of new and classic treats, including iconic Hostess® Donettes®, Twinkies®, CupCakes, Ding Dongs® and Zingers®, as well as a variety of Voortman® branded cookies and wafers. The Hostess® brand dates back to 1919 when the Hostess® CupCake was introduced to the public, followed by Twinkies® in 1930.

Basis of Presentation

The Company’s operations are conducted through wholly-owned operating subsidiaries. The condensed consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The results of operations for any quarter or a partial fiscal year period are not necessarily indicative of the results to be expected for other periods or the full fiscal year. For the periods presented, the Company has one reportable segment.

Principles of Consolidation

All intercompany balances and transactions related to activity between Hostess Brands, Inc. and its wholly-owned subsidiaries have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements and for the reported amounts of revenues and expenses during the reporting period.

Accounts Receivable

Accounts receivable represents amounts invoiced to customers for performance obligations which have been satisfied. As of June 30, 2023 and December 31, 2022, the Company’s accounts receivable were $181.7 million and $168.8 million, respectively, which have been reduced by an allowance for damages occurring during shipment, quality claims and doubtful accounts in the amount of $5.6 million and $5.8 million for the periods ended June 30, 2023 and December 31, 2022, respectively.

Inventories

Inventories are stated at the lower of cost or net-realizable value on a first-in first-out basis. Abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) are expensed in the period they are incurred.

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The components of inventories are as follows:

(In thousands)	June 30, 2023	December 31, 2022
Ingredients and packaging	$34,167	$35,410
Finished goods	29,340	26,133
Inventory in transit to customers	3,733	3,863

	$67,240	$65,406

Capitalized Interest

The Company capitalizes a portion of the interest on its term loan (see Note 4. Debt and Lease Obligations) related to certain property and equipment during its construction period. The capitalized interest is recorded as part of the asset to which it relates and depreciated over the asset’s estimated useful life. The Company capitalized interest of $1.9 million and $3.6 million during the three and six months ended June 30, 2023, respectively, compared to $0.2 million capitalized during each of the three and six months ended June 30, 2022. Capitalized interest is included in property and equipment, net on the condensed consolidated balance sheets.

Software Costs

Capitalized software is included in other assets on the condensed consolidated balance sheets in the amount of $21.6 million and $21.4 million, net of accumulated amortization of $25.4 million and $22.6 million as of June 30, 2023 and December 31, 2022, respectively. Capitalized software costs are amortized over their estimated useful life of up to five years commencing when such assets are ready for their intended use. Software amortization expense included in general and administrative expense on the condensed consolidated statements of operations was $1.4 million and $2.8 million for the three and six months ended June 30, 2023, respectively, compared to $1.0 million and $2.1 million for the three and six months ended June 30, 2022, respectively.

Disaggregation of Revenue

Net revenue consists of sales of packaged food products primarily within the Sweet Baked Goods (“SBG”) category in the United States, as well as in the Cookie category in the United States and Canada.

The following tables disaggregate revenue by geographical market and category.

	Three Months Ended June 30, 2023
(In thousands)	Sweet Baked Goods	Cookies	Total
United States	$317,539	$31,066	$348,605
Canada	—	3,755	3,755

	$317,539	$34,821	$352,360

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended June 30, 2022
(In thousands)	Sweet Baked Goods	Cookies	Total
United States	$303,437	$32,348	$335,785
Canada	—	4,687	4,687

	$303,437	$37,035	$340,472

	Six Months Ended June 30, 2023
(In thousands)	Sweet Baked Goods	Cookies	Total
United States	$625,969	$63,780	$689,749
Canada	—	8,014	8,014

	$625,969	$71,794	$697,763

	Six Months Ended June 30, 2022
(In thousands)	Sweet Baked Goods	Cookies	Total
United States	$599,809	$63,264	$663,073
Canada	—	9,450	9,450

	$599,809	$72,714	$672,523

Concentrations

The Company had one customer (together with its affiliates) that accounted for 20.4% and 19.4% of total net revenue for the three and six months ended June 30, 2023, respectively, compared to 20.1% and 20.4% for the three and six months ended June 30, 2022, respectively.

2. Property and Equipment

Property and equipment consists of the following:

(In thousands)	June 30, 2023	December 31, 2022
Land and buildings	$82,845	$81,405
Right of use assets, operating	32,170	32,170
Machinery and equipment	341,015	315,149
Construction in progress	146,482	118,679

	602,512	547,403
Less accumulated depreciation and amortization	(137,947)	(122,090)

	$464,565	$425,313

Depreciation expense was $7.4 million and $15.5 million for the three and six months ended June 30, 2023, respectively, and $7.7 million and $14.1 million for the three and six months ended June 30, 2022, respectively.

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. Accrued Expenses and Other Current Liabilities

Included in accrued expenses and other current liabilities are the following:

(In thousands)	June 30, 2023	December 31, 2022
Incentive compensation	$9,534	$29,045
Payroll, vacation and other compensation	6,282	6,195
Accrued interest	139	7,850
Interest rate swap and foreign currency contracts	—	423
Other	11,882	16,420

	$27,837	$59,933

4. Debt and Lease Obligations

On June 30, 2023 (the “Closing Date”), through Hostess Brands, LLC, a wholly-owned subsidiary, the Company entered into a senior secured first lien credit agreement (the “Credit Agreement”), which included a $985 million term loan (the “Term Loan”). The Term Loan bears interest, at the Company’s option, at a variable rate per annum equal to either (x) the Term Secured Overnight Financing Rate (“Term SOFR”) (as defined in the Credit Agreement) plus an applicable margin of 2.50% or (y) an alternative base rate (“ABR”) plus an applicable margin of 1.50%. The Credit Agreement is secured on a first priority basis on substantially all of the Company’s assets and is guaranteed by certain of its subsidiaries. It is prepayable without premium or penalty at any time, except for prepayment from the proceeds of a similar term loan within six months after the Closing Date, which requires a 1% premium. The principal shall be paid at 1% of the aggregate principal amount ($9.85 million) per year, with the balance due at maturity on June 30, 2030. The proceeds from the Term Loan were used to repay, in full the $983.2 million principal balance on the prior term loan and fund a portion of the loan fees.

The Term Loan consists of a syndicate of lenders which for accounting purposes are evaluated as individual lenders. For certain lenders, a portion of the refinancing was considered a modification of the prior term loan and related fees paid to third parties of $6.8 million were expensed as costs of the modification. The total loss on the modification and extinguishment of debt was $7.5 million, which includes $0.7 million of unamortized debt premium and issuance costs. Fees of $10.8 million associated with the new borrowings were capitalized. Of the total $985.0 million Term Loan, there was $336.7 million of cash proceeds attributed to new syndicate members or existing members increasing their positions. Of the total $983.2 million prior term loan, $334.9 million of cash payments were attributed to exiting syndicate members or members decreasing their positions.

A summary of the carrying value of the debt and lease obligations are as follows:

(In thousands)	June 30, 2023	December 31, 2022
Term loan (7.7% as of June 30, 2023)
2023 Term Loan principal	$985,000	$—
2020 Term Loan principal	—	983,221
Unamortized debt premium and issuance costs	(11,257)	(2,563)

	973,743	980,658
Lease obligations	20,846	22,348

Total debt and lease obligations	994,589	1,003,006
Less: Current portion of long term debt and lease obligations	(12,543)	(3,917)

Long-term portion	$982,046	$999,089

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2023, minimum Term Loan repayments under the Credit Agreement are due as follows:

(In thousands)
2023	$4,925
2024	9,850
2025	9,850
2026	9,850
2027	9,850
Thereafter	940,675

Including the impact of the interest rate swap contracts, at June 30, 2023, the Company’s aggregate term loans had an effective interest rate of 5.0%.

Also included in the Credit Agreement is a $200 million revolving credit facility (the “Revolving Credit Facility”), which replaced the $100 million revolving credit facility previously outstanding. Interest on the Revolving Credit Facility accrues at Term SOFR plus 2.25% on the outstanding balance, with all principal due in June 2028. At June 30, 2023, there was no amount drawn on the Revolving Credit Facility. The Revolving Credit Facility contains certain restrictive financial covenants. As of June 30, 2023, the Company was in compliance with all such covenants.

Leases

The Company has entered into operating leases for certain properties that expire at various times through 2030. The Company determines if an arrangement is a lease at inception.

At June 30, 2023 and December 31, 2022, right of use assets related to operating leases are included in property and equipment, net on the condensed consolidated balance sheets (see Note 2. Property and Equipment). As of June 30, 2023 and December 31, 2022, the Company had no outstanding financing leases. Lease liabilities for operating leases are included in the current and non-current portions of long-term debt and lease obligations on the condensed consolidated balance sheets.

The table below shows the composition of lease expense:

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Operating lease expense	$1,593	$1,585	$3,256	$3,188
Short-term lease expense	611	461	1,116	834
Variable lease expense	387	391	789	773

	$2,591	$2,437	$5,161	$4,795

5. Derivative Instruments

Interest Rate Swap and Foreign Currency Contracts

The Company has entered into interest rate swap contracts with counterparties to reduce its exposure to changes in cash flows associated with its variable rate debt and has designated these derivatives as cash flow hedges. In June 2023, the Company amended these contracts to coincide with the origination of the Credit Agreement and to replace LIBOR as a reference rate with Term SOFR. The Company utilized an expedient under Accounting Standards Codification Topic 848, Reference Rate Reform, to conclude that these amendments should be accounted for as a continuation of the existing swap agreements, resulting in no impact on the Company’s financial statements.

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Under the amended interest rate swap contracts, the Company receives three-month Term SOFR subject to a 0.0% floor and pays a fixed rate ranging from 0.89% to 1.84%. Both the fixed and floating payment streams are based on a notional amount of $700 million, outstanding through August 2025. At June 30, 2023, the interest on the Company’s variable rate debt hedged by these contracts is effectively fixed at rates ranging from 3.39% to 4.34%, which includes the Term Loan margin of 2.50%.

To reduce the effect of fluctuations in Canadian dollar (“CAD”) denominated expenses relative to their U.S. dollar equivalents originating from its Canadian operations, the Company enters into CAD purchase contracts. The Company designated these contracts as cash flow hedges. As of June 30, 2023, the Company had no CAD purchase contracts outstanding.

A summary of the fair value of interest rate and foreign currency instruments is as follows:

(In thousands)		June 30, 2023	December 31, 2022
Asset derivatives	Location
Interest rate swap contracts (1)	Other assets, net	$46,115	$48,539

Liability derivatives	Location
Foreign currency contracts (2)	Accrued expenses	$—	$423

(1)

The fair values of interest rate swap contracts are measured on a recurring basis by netting the discounted future fixed cash payments and the discounted expected variable cash receipts. The variable cash receipts are based on the expectation of future interest rates (forward curves) derived from observed market interest rate curves (Level 2).

(2)	The fair values of foreign currency contracts are measured at each reporting period by comparison to available market information on similar contracts (Level 2).

A summary of the gains and losses related to interest rate and foreign currency instruments on the condensed consolidated statements of operations is as follows:

		Three Months Ended		Six Months Ended
(In thousands)		June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
(Gain ) Loss on derivative contracts designated as cash flow hedges	Location
Interest rate swap contracts	Interest expense, net	$(5,629)	$823	$(10,301)	$1,885
Foreign currency contracts	Cost of goods sold	222	—	362	—

		$(5,407)	$823	$(9,939)	$1,885

6. Earnings per Share

Basic earnings per share is calculated by dividing net income for the period by the weighted average number of shares of Class A common stock outstanding for the period excluding non-vested share-based awards. In computing diluted earnings per share, basic earnings per share is adjusted for the assumed issuance of all applicable potentially dilutive share-based awards, including restricted stock unit (“RSUs”) awards, stock option awards and shares purchased under the Employee Stock Purchase Plan (“ESPP”).

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Below are basic and diluted net income per share:

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Numerator:
Net income (in thousands)	$32,486	$30,476	$70,775	$65,034

Denominator:
Weighted-average Class A shares outstanding - basic	133,076,763	137,909,156	133,298,117	138,255,803
Dilutive effect of RSUs	615,619	559,426	559,612	522,424
Dilutive effect of stock options and ESPP shares	519,389	489,660	513,305	485,076

Weighted-average shares outstanding - diluted	134,211,771	138,958,242	134,371,034	139,263,303

Net income per Class A share - basic	$0.24	$0.22	$0.53	$0.47

Net income per Class A share - diluted	$0.24	$0.22	$0.53	$0.47

7. Income Taxes

The Company is subject to U.S. federal, state and local income taxes as well as Canadian income tax on its controlled foreign subsidiary. The income tax provision is determined based on the estimated full year effective tax rate, adjusted for infrequent or unusual items, which are recognized on a discrete basis in the period they occur. The Company’s estimated annual effective tax rate is 27% prior to taking into account any discrete items.

8. Tax Receivable Agreement Obligations

The following table summarizes activity related to the tax receivable agreement for the six months ended June 30, 2023:

(In thousands)
Balance December 31, 2022	$135,692
Payments	(11,135)

Balance June 30, 2023	$124,557

HOSTESS BRANDS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. Commitments and Contingencies

Liabilities related to legal proceedings are recorded when it is probable that a liability has been incurred and the associated amount can be reasonably estimated. Where the estimated amount of loss is within a range of amounts and no amount within the range is a better estimate than any other amount, the minimum amount is accrued. As additional information becomes available, potential liabilities are reassessed and the estimates revised, if necessary. Any accrued liabilities are subject to change in the future based on new developments in each matter, or changes in circumstances, which could have a material effect on the Company’s financial condition and results of operations.

In December 2020, the Company asserted claims for indemnification against the sellers (the “Sellers”) under the terms of the Share Purchase Agreement pursuant to which the Company acquired Voortman (the “Agreement”). The claims were for damages arising out of alleged breaches by the Sellers of certain representations, warranties and covenants contained in the Agreement relating to periods prior to the closing of the acquisition. The Company also submitted claims relating to these alleged breaches under the representation and warranty insurance policy (“RWI”) it purchased in connection with the acquisition. In the third quarter of 2022, the RWI insurers paid the Company $42.5 million CAD (the RWI coverage limit) (the “Proceeds”) related to these breaches. Per agreement with the RWI insurers, under no circumstances will the Company be required to return the Proceeds.

On November 3, 2022, pursuant to the agreement with the RWI insurer, Voortman brought claims in the Ontario (Canada) Superior Court of Justice (the “Claim”), related to the breaches against certain of the Sellers. The Claim alleges the seller defendants made certain non-disclosures and misrepresentations to induce the Company to overpay for Voortman. The Company is seeking damages of $109 million CAD representing the amount of the aggregate liability of the Sellers for indemnification under the Agreement, $5.0 million CAD in punitive or aggravated damages, interest, proceedings fees and any other relief the presiding court deems appropriate. A portion of any recovery will be shared with the RWI insurers. Although the Company strongly believes that its Claim is meritorious, no assurance can be given as to whether the Company will recover all, or any part, of the amounts it is pursuing.